EXHIBIT 21


                                  SUBSIDIARIES
                                       OF
                            PHANTOM FIBER CORPORATION



Name of Subsidiary           Percentage of Ownership      Place of Incorporation
------------------           -----------------------      ----------------------

Phantom Fiber, Inc.                   100%                Ontario, Canada